UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 27, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-26347 (Commission File No.)	410985135 (I.R.S. Employer Identification No.)
P.O. Box 297
1142 South Diamond Bar Boulevard
Diamond Bar, California 91765
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Amendment No. 1 is being filed to amend Item 2.01 and Item 3.02 of this Current Report on Form 8-K to include information regarding a finder’s fee that became payable upon the closing of the transaction described herein.
Item 2.01 Completion Of Acquisition Or Disposition Of Assets
Sale and Purchase Agreement to Acquire China Focus Channel Development (HK) Ltd
     On January 27, 2006, pursuant to a Sale and Purchase agreement (the “Purchase Agreement”) dated November 22, 2005 by and among Sun New Media, Inc. (“the “Company”), Yang Qi, Mao Quan Yi and Wu Bing Wei (collectively, the “Sellers”), the Company acquired 100% of the issued and outstanding shares of China Focus Channel Development (HK) Ltd (“Focus”) in exchange for 14,900,000 shares of the Company’s common stock. The main business assets of Focus are marketing and channel management services operated under a PRC company, Suizhou Focus Channel Development Ltd (“SFC”).
     The terms of the Purchase Agreement also provide that the Company will issue an additional 2,000,000 shares of its common stock upon the occurrence of each of the following events: a) the audited net profits after tax of SFC are at least $4.5 million for the fiscal year ending December 31, 2006; b) the audited net profits after tax of SFC are at least $5.0 million for the fiscal year ending December 31, 2007; and the audited net profits of SFC for the fiscal year ending January 1, 2008 are at least $5.5 million. In the event that the audited net profits are less than the targeted amounts for each such fiscal year, the Sellers shall either deliver to the Company the cash value of the shortfall, or forfeit their rights to receive the shares of the Company’s common stock.
     Under the terms of the Purchase Agreement, the business and assets of Hubei Zhengyuan Trade Development Ltd., a PRC company, are included in the assets to be acquired by the Company in the transaction. The parties have entered into a supplemental agreement providing a 90-day period from closing to satisfy this condition.
     A finder’s fee, payable in shares of the Registrant’s common stock, also became due upon the closing of the transactions contemplated by the Purchase Agreement.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
     In connection with the transaction described in Item 2.01 of this Current Report on Form 8-K, within 30 days of January 27, 2006, the Registrant shall issue to the Sellers an aggregate of 14,900,000 shares of its common stock in exchange for all of the issued and outstanding shares of Focus. The Company may issue up to an aggregate of 6,000,000 shares based upon the achievement of the milestones describe in Item 2.01 above.
     In addition, upon the closing of the transaction described in Item 2.01 of this Current Report on Form 8-K, the Registrant became obligated to issue an aggregate of 2,000,000 shares of its Common Stock in payment of a finder’s fee that became payable upon the consummation of the transaction.
     All of the foregoing issuances were made by the Registrant pursuant to the exemption from registration provided under Regulation S of the Securities Act of 1933, as amended.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial Statements of Business Acquired
                   The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K was required to be filed.
(b)	Pro Forma Financial Statements
                   The financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K was required to be filed.
(d)	Exhibits

Exhibit No.	Description
†2.1	Sale and Purchase Agreement dated November 22, 2005 (incorporated herein by reference from the registrant’s current report on Form 8-K filed on November 25, 2005)
†	Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 9, 2006

SUN NEW MEDIA INC.
By:	/s/ Hwee Ling Ng
Hwee Ling Ng, Acting Chief Financial Officer